EXHIBIT 99.1

RAMPART CAPITAL CORPORATION SHAREHOLDERS APPROVE REVERSE STOCK SPLIT AS INITIAL
                        STEP TO TAKE THE COMPANY PRIVATE

Houston, Texas, November 5, 2003 -- Rampart Capital Corporation ("Rampart" or the "Company") (AMEX: RAC) announced today that its shareholders approved an amendment to its Restated Articles of Incorporation to effect a 1-for-100,000 reverse stock split of its common stock with shareholders holding less than one share after the split being entitled to receive $3.50 per pre-split share in lieu of receiving a fractional share. The reverse stock split will be effective as of 12:01 a.m. Houston, Texas time on November 6, 2003. In connection with the reverse stock split, the Company filed an application to withdraw its common stock from listing on the American Stock Exchange ("AMEX") and from registration under the Securities Exchange Act of 1934 (the "Exchange Act"). AMEX intends to suspend trading in the Company's common stock beginning as of the opening of trading on November 6, 2003 until the order granting the application to withdraw its common stock from listing on AMEX and from registration under the Exchange Act is issued.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS UNDER FEDERAL SECURITIES LAWS, INCLUDING STATEMENTS REGARDING THE ORDER GRANTING THE APPLICATION TO WITHDRAW THE COMPANY'S COMMON STOCK FROM LISTING ON AMEX AND FROM REGISTRATION UNDER THE EXCHANGE ACT. THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON CURRENT EXPECTATIONS AND INVOLVE CERTAIN RISKS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY SUCH STATEMENT.

CONTACT:       RAMPART  CAPITAL  CORPORATION
               Chuck Janke, Jim Carpenter, Charles Presley & Eileen Fashoro at 713/223-4610


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